EXHIBIT 99.3


   [ATMOS ENERGY CORPORATION LOGO AND LETTERHEAD APPEAR HERE]


                          NEWS RELEASE


DATE:  April 16, 1997                   ATMOS MEDIA CONTACT:
                                        Margaret Watson
                                        (972)855-4050

FOR RELEASE:  IMMEDIATELY               ATMOS INVESTOR/
                                        ANALYST CONTACT:
                                        Jack Eversull
                                        (972)855-3729

               ATMOS ENERGY CORPORATION NAMES NEW
       EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Atmos Energy Corporation (ATO: NYSE) announced today that its board of directors has appointed Larry J. Dagley to be Executive
Vice President and Chief Financial Officer, effective May 1,
1997.

Since 1995, Dagley has served as Senior Vice President and Chief Financial Officer of Pacific Enterprises, a Los Angeles, California based utility holding company whose principal subsidiary is Southern California Gas Co., the nation's largest gas distribution utility. Prior to joining Pacific Enterprises, he served as Chief Financial Officer of Transco Energy Company, a Houston, Texas based natural gas pipeline company. Prior to joining Transco, Dagley was an audit partner with Arthur Andersen & Co., where he supervised audits and financial consulting engagements in the energy industry.

Dagley, age 48, holds a bachelor of business administration degree from Baylor University and is a certified public accountant. He holds memberships in many professional and voluntary organizations, including the American Gas Association and the American Institute of Certified Public Accountants.

"Larry Dagley brings to Atmos a depth of experience and knowledge of the industry which will be extremely valuable to our company as we complete the merger with United Cities Gas Company, and as we position ourselves for the future. We are delighted Larry is joining our Atmos team," said Robert W. Best, Chairman, President and Chief Executive Officer of Atmos.

Atmos Energy Corporation provides natural gas service to more than 680,000 customers in Texas, Colorado, Kansas, Missouri, Louisiana, and Kentucky through its operating companies - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, and Western Kentucky Gas Company.

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